UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	February 18, 2009
First M & F Corporation
(Exact name of registrant as specified in its charter)
Mississippi	0-9424	64-0636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
134 West Washington Street, Kosciusko, MS		39090
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (662) 289-5121
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2009, the Board of Directors of First M & F Corporation accepted the resignation of Jeffrey A. Camp as a director and Executive Vice President and Chief Credit Officer. Mr. Camp was a member of the Loan and Policy Committee of the Board of Directors. Also on February 17, 2009 the Board elected Barry Winford as Executive Vice President and Chief Credit Officer of Merchants and Farmers Bank. The Company issued a press release on February 18, 2009 announcing the new appointment of Mr. Winford. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On February 18, 2009, First M & F Corporation issued a press release announcing an executive appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M & F CORPORATION
Date: February 18, 2009
/s/ John G. Copeland

Name: John G. Copeland
Title: EVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated February 18, 2009